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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): January 7, 1997

                          Hollinger International Inc.

               (Exact name of registrant as specified in charter)

      Delaware                       0-24004                  95-3518892
      --------                       -------                  ----------
  (State or other                  (Commission               (IRS employer
jurisdiction of incorp.)           file number)            identification no.)

401 North Wabash Avenue,
Chicago, Illinois                                                60611
(Address of principal executive offices)                       (Zip code)


Registrant's telephone number, including area code: (312) 321-2299


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Item 5.  Other Events.

         On January 7, 1997, the Boards of Directors of Hollinger International Inc. (the "Company") and Hollinger Inc., the parent corporation of the Company ("Hollinger"), announced that they had reached an agreement in principle for the transfer by Hollinger of its owned and controlled Canadian publishing interests to a Canadian company included in the Company's consolidated group. Hollinger proposes to transfer to Hollinger Eastern Publishing Inc. ("Hollinger Eastern") all of Hollinger's interests in (a) certain newspaper assets located mainly in Ontario, including 12 daily and seven non-daily newspapers, (b) certain newspaper assets located mainly in Saskatchewan, including two daily and eight non-daily newspapers, (c) certain newspaper assets located mainly in British Columbia, including nine daily and 19 non-daily newspapers, (d) UniMedia Inc., and (e) Saturday Night Magazine Limited, for an aggregate consideration of approximately $382,000,000 (Cdn. $523,000,000), subject to working capital adjustments. The purchase price is proposed to be satisfied as to approximately $250,000,000 (Cdn. $342,000,000) by the issuance of a debt instrument payable on demand after six months; as to approximately $90,00,000 (Cdn. $123,000,000) by the issuance of debentures exchangeable into a new series of mandatorily-convertible preferred stock of the Company similar to the Preferred Redeemable Increased Dividend Equity Securities issued by the Company in August 1996; and as to approximately $42,000,000 (Cdn. $58,000,000) by the issuance of debentures exchangeable into Class A Common Stock, par value $.01 per share, of the Company.

         The reorganization will not be completed until a definitive acquisition agreement has been negotiated and executed, approval by the Company's stockholders of the issuance of the mandatorily-convertible preferred stock and Class A Common Stock has been obtained, other terms and conditions have been satisfied and regulatory approvals obtained. It is intended that holders of the Company's Class A and Class B Common Stock will vote as a single class at a meeting of the Company's stockholders. Hollinger has sufficient voting power to approve the reorganization. A copy of the Company's press release dated January 7, 1997 is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial statements of businesses acquired.  Not applicable.

         (b)  Pro forma financial information.  Not applicable.

         (c)  Exhibits.

              99.1  Press Release dated January 7, 1996




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        HOLLINGER INTERNATIONAL INC.

                                        By: /s/ KENNETH L. SEROTA
                                           --------------------------------
                                             Kenneth L. Serota

                                             Title:  Vice President --
                                                        Law and Finance

Date:  January 13, 1997


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                                     INDEX

   Exhibit                                                      Sequential
     No.                        Document                         Page No.
   -------                      ---------                       ----------
     99.1           Press Release dated January 7, 1997


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